Exhibit 99.6

Frequently Asked Questions
SHFL entertainment – Bally Technologies Acquisition
What is the acquisition agreement?

SHFL entertainment and Bally Technologies announced a definitive agreement to combine our companies, unanimously approved by both Boards of Directors. Upon the close of the transaction, which is subject to the parties obtaining required gaming approvals, the approval of the SHFL shareholders and other customary closing conditions, Bally Technologies will pay $23.25 per common share in cash to SHFL shareholders.

The announcement was a surprise. Why did SHFL agree to the transaction?

The acquisition was kept confidential in keeping with public company protocols. Strategically, the combined company allows for growth in terms of product offerings. We think that now is the right time to join forces with Bally because there is a unique opportunity to combine each other's strengths and this represents a good opportunity for our shareholders to receive a premium on their investment. Merging with Bally creates a collectively larger, stronger organization that we believe will best accelerate meaningful long-term growth for the future.

Could we have continued on the same strategic path without this acquisition?

We were growing at an impressive pace for a company our size and capitalizing on opportunities in our marketplace, in particular with the expansion of the EGM segment in North America and the launch of our iGaming business. This acquisition accelerates our growth, provides increased value to our shareholders, and allows for organizational growth on a much larger scale.

When will the acquisition be completed?

While we do not know the exact date of the close of the transaction, we anticipate no later than June 15, 2014. Certain regulatory approvals are required as well as shareholder approval and the satisfaction of other customary closing conditions.

What happens during the time we are waiting for the transaction to close?

It is business as usual. There will be a great deal of activity during this time. First and foremost, we will operate our business as usual and stay focused on our goals. We need to work towards achieving our annual targets. We will continue with our plans to move to our new Las Vegas corporate headquarters building.

A general rule of thumb is to stay focused on current business, provide good service to the customer and ensure support of new business.

Bally Technologies will take the lead to plan business integration. They will review processes, procedures and try to find synergies in how we both conduct business. They intend to get to know us and understand our business. We will provide details regarding integration in the coming weeks.

What happens if the acquisition does not close?

If the transaction does not close, it is business as usual. We can’t “wait” during this period to conduct business Ð continue on.

Can I talk about the acquisition?

Information that is already public knowledge (i.e. disseminated via press release or SEC filings) may be discussed. If you have non-public information, are working on integration plans or have additional knowledge of the acquisition, please keep your discussions contained to work teammates that already have the same knowledge.

Please avoid discussions about what might be happening or conjecture about the future state of the combined companies. These types of rumors Ð spreading and listening Ð will be too distracting to our business and will only hurt employee morale.

We promise to continue to communicate all the facts when we know them and to increase the frequency of the Town Halls.

Will my job be affected by the acquisition?

One of the main reasons our Company is great is because of the strength of all of our people. Bally Technologies recognizes and appreciates this fact. Please remember that many of our segments are totally new to Bally Technologies.

With that said, mergers of a few shared services functions may result in a loss of some positions and may also open up opportunities for new positions and expanded roles. Bally has said that where there are two qualified people for the same role, they intend to select the best fit for the role regardless of their origin. At this juncture, it is too early to predict the extent of the transaction on any particular roles.

Will Gavin and other senior leaders in the organization remain with the Company after the acquisition?

At this point, we do not know the future status of our current senior leadership, however our senior management is committed to seeing the transaction through to completion.

Will pay and/or benefits be changed after the transaction closes?

Following the closing of the transaction, SHFL employees will, over time, transition to Bally Technologies pay and benefits programs. Bally has committed to treat SHFL employees in a manner consistent with the treatment of their own employees. Commissions, bonuses and benefits eligibility remains intact for 2013.

Will the way we do business change after the acquisition closes?

We simply don’t have enough information to fully answer this question, but we believe the combined companies will form a very strong culture. The values of SHFL and the values of Bally are linked to integrity, performance, growth and customer service. Both companies have a customer-centric focus and are committed to innovation.

If I have questions, with whom should I talk?

If you have questions, please ask them! If your direct manager is not able to answer the question, please email or call Terri Conway. She may not have the answer right away, but will investigate and follow up with you.

When will we know more?

When we have new information we will communicate it as soon as possible. And even if we do not have any new information, we will continue to communicate frequently and increase the frequency of Town Hall discussions.

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, SHFL entertainment, Inc. (the “Company”) or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the shareholders of the Company to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of the Company and Bally Technologies, Inc. (“Bally”) to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Bally to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10)

legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended October 31, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Bally. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection with the proposed transaction, the Company will prepare a proxy statement to be filed with the SEC. The Company and Bally also plan to file with the SEC other documents regarding the proposed transaction. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Company’s Investor Relations website page at http://ir.shfl.com or by contacting Investor Relations by mail to SHFL entertainment, Inc., Attn: Investor Relations, 1106 Palms Airport Drive, Las Vegas, NV 89119, or by phone at (702) 897-7150.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the meeting of shareholders that will be held to consider the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on February 1, 2013. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.